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                                                                   EXHIBIT 11.1

                        COMPUTER LEARNING CENTERS, INC.

                       COMPUTATION OF EARNINGS PER SHARE
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                       FOR THE THREE MONTH                         FOR THE NINE MONTH
                                                     PERIOD ENDED OCTOBER 31,                   PERIOD ENDED OCTOBER 31,
                                              ---------------------------------------   ----------------------------------------
                                                  1998                       1997           1998                         1997
                                              ------------               ------------  ------------                  -----------

Net income..................................  $       473                $     2,595    $     4,478                  $     6,916
                                              -----------                -----------    -----------                  -----------
Weighted average number of common shares
  outstanding -- Basic......................   17,331,159                 15,998,430     17,268,569                   15,818,870
Dilutive securities:
     Options................................      322,615                  1,041,650        832,312                    1,174,800
Weighted average number of common shares
  outstanding -- Diluted....................   17,653,774                 17,040,080     18,100,881                   16,993,670
Earnings per share:
     Basic..................................  $      0.03                $      0.16    $      0.26                  $      0.44
                                              ===========                ===========    ===========                  ===========
     Diluted................................  $      0.03                $      0.15    $      0.25                  $      0.41
                                              ===========                ===========    ===========                  ===========

      Share and per share amounts restated to reflect the January 1998 two for one stock split and the April 1997 three for two stock split.